UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2025
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in its charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd.,		4th Floor, One Vine Street
Suite 5100		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77056	United Kingdom	Netherlands
(Address of principal executive offices) (Zip code)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	275 5500
(Registrant’s telephone numbers, including area codes)
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2025, in connection with its previously announced strategic review of certain European assets within its Olefins & Polyolefins-Europe, Asia, International (“O&P-EAI”) segment, LyondellBasell Industries N.V (“LYB”) provided an update on the sales process and announced plans to sell its olefins & polyolefins businesses at Carrington (UK), Tarragona (Spain), Münchsmünster (Germany), and Berre (France) (collectively, the “Target Group”).
In connection therewith, LyondellBasell Industries Holdings B.V. (the “Seller”) and AEQ Amethyst B.V. (the “Purchaser”) have entered into a put option letter agreement and exclusive negotiations for the acquisition by the Purchaser of all of the issued and outstanding equity interests (the “Sale Securities”) in the subsidiaries of LYB that hold (or will hold) the assets and liabilities of the Target Group, including central supporting functions (such acquisition, the “Transaction”).
Put Option Agreement
On June 5, 2025, the Seller and Purchaser entered into a Put Option Letter Agreement (the “Agreement”), pursuant to which the Purchaser has made an irrevocable commitment to acquire the Sale Securities from the Seller, on the terms and conditions of a sale and purchase agreement attached to the Agreement (the “SPA” and such commitment, the “Put Option”). The Seller’s right to exercise the Put Option is subject to the terms and conditions of the Agreement, including the completion of required employee notification and works council consultation processes in France in connection with the Transaction.
The Put Option will remain in force until the earlier of: (i) ten business days after completion of both the employee notification and the works council consultation processes and (ii) twelve months from the date of the Agreement. Until the earlier of the termination of the Put Option, termination of the SPA or closing of the Transaction, the Seller has agreed, among other things, not to initiate or solicit any competing bid with respect to the Transaction.
In the event that the Seller (i) does not initiate the employee notification and works council consultation processes in France within two months of the date of the Agreement, (ii) does not exercise the Put Option after completion of such processes or (iii) does not enter into the SPA within five business days after exercising the Put Option, the Seller is required to pay the Purchaser a termination payment of €25 million. If the Seller exercises the Put Option and the Purchaser does not enter into the SPA within five business days, the Purchaser is required to pay the Seller a termination payment of the same amount.
SPA
Under the SPA, the Purchaser will acquire the Sale Securities for consideration of €167 million (the “Base Amount”). The Base Amount will be adjusted downward for net indebtedness (which includes the fixed amount of estimated pension and other liabilities), resulting in adjusted purchase price consideration of a nominal amount, subject to further customary adjustments (including net working capital). Prior to closing, the Seller will contribute €265 million to the Target Group. At closing, the Purchaser will contribute an additional €10 million to the Target Group. In addition, the Purchaser has agreed to pay the Seller additional consideration of up to €100 million if the business achieves certain financial performance metrics over an up to three-year period following closing.
The SPA contains customary representations, warranties and covenants by the parties, including post-closing covenants related to employee and other matters. The Seller and Purchaser have each agreed to indemnify each other for certain liabilities, including liabilities assumed and retained as part of the carve-out and breach of warranty or covenant under the SPA, subject to the limitations on liability therein.
The closing of the Transaction is subject to customary closing conditions, including satisfaction of regulatory conditions, completion of required employee representative and works council consultation processes, and completion of the carve-out and transfer of the relevant assets and liabilities to the Target Group entities. Each party is subject to a €25 million termination payment in certain circumstances involving failure to close the Transaction in breach of the SPA. The Transaction is currently expected to close during the first half of 2026.
The foregoing description of the Agreement and the SPA does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 2.05. Costs Associated with Exit or Disposal Activities.
In connection with the Transaction described under Item 1.01 above, which description is incorporated herein by reference, LYB expects to recognize a loss on sale estimated to be approximately $700 million to $900 million. The loss principally consists of the transfer of net working capital of approximately $340 million, cash contribution of $300 million to the sold businesses prior to closing, a foreign currency translation adjustment of approximately $300 million to $400 million, an equity method investment of $10 million, partially offset by the transfer of pension and other liabilities of $150 million to $250 million. Other costs, including selling expenses, separation costs, and employee-related costs, of approximately $100 million to $150 million, are estimated to be incurred prior to closing. All other long-lived assets of the Target Group have been fully impaired as of June 2025.
Effective June 2025, the Target Group assets are presented as held for sale on the Consolidated Balance Sheet. All of the above charges, the nature of such charges and the effect of such charges are estimates only and are subject to change. The transaction and associated losses are denominated in Euro and converted to US dollars at an exchange rate of $1.13/€1.00 for this Current Report on Form 8-K.
Cautionary Note Regarding Forward-looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. The statements in this Form 8-K relating to matters that are not historical facts are forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual results could differ materially from the anticipated results, or other expectations expressed in this Report, including, but not limited to, receipt of required regulatory approvals; the satisfaction of closing conditions; and our ability to complete the transaction described. While these statements and projections are made in good faith, LYB and its management cannot guarantee that anticipated future results will be achieved. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the "Risk Factors" section of our Form 10-K for the year ended December 31, 2024, which can be found at www.LyondellBasell.com on the Investors page. Forward-looking statements provide the company’s current expectations or predictions of future conditions, events or results and speak only as of the date they are made, and the company can provide no assurance that these expectations and predictions will prove to have been correct and actual results may vary materially. LYB disclaims any obligation to publicly update or revise any forward-looking statements, except as required by law.
Item 7.01. Regulation FD Disclosure.

On June 5, 2025, the Company issued a press release announcing entry into the Agreement. A copy of the press release announcing entry into the Agreement is attached hereto as Exhibit 99.1.
In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Put Option Letter Agreement between LyondellBasell Industries Holdings B.V. and AEQ Amethyst B.V. (including the form of Sale and Purchase Agreement as Schedule 1 thereto)

99.1	Press Release dated June 5, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	June 5, 2025
		By:	/s/ Agustin Izquierdo
Agustin Izquierdo
Executive Vice President and Chief Financial Officer